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                                                                   EXHIBIT 10.13

                     LETTER OF CONSENT/COEXISTENCE AGREEMENT

THIS AGREEMENT is made and entered into on October 3, 2006 by and between CADENCE DESIGN SYSTEMS, INC., (hereinafter "Cadence") a corporation duly organized and existing under the laws of the state of Delaware and having a registered office at 2655 Seely Avenue, San Jose, CA 95134, and ALLEGRO MICROSYSTEMS, INC., (hereinafter "Allegro") a corporation organized and existing under the laws of the state of Delaware, USA and having a registered office at 115 Northeast Cutoff, Worcester, MA 01606 USA, hereinafter collectively referred to "Parties" and singularly as "Party".

WHEREAS the Parties have been simultaneously using the trademark ALLEGRO in connection with different goods in various common countries; and

WHEREAS the Parties believe that their respective marks as applied to their respective goods are not likely to be confused as to source, sponsorship, affiliation or association.

NOW THEREFORE, the Parties hereby acknowledge:

1. That Cadence has been using the trademark ALLEGRO in connection with design automation computer programs in the U.S. and in various foreign countries and that Cadence is the owner of U.S. Federal Trademark Registration No. 2,053,958 for the mark ALLEGRO in connection with "electronic design automation computer programs, both in human and machine readable form, and instruction manuals sold as a unit" (hereinafter Cadence's "respective goods") in International Class 009.

2. That Allegro has been using the trademark ALLEGRO and the design mark ALLEGRO MICROSYSTEMS, INC. in connection with semiconductors and parts therefor in the U.S. and in various foreign countries and that Allegro is the owner of U.S. Federal Trademark Registration No. 2,921,953 for the mark ALLEGRO in connection with "integrated circuits and components therefor" (hereinafter Allegro's "respective goods") in International Class 009 and U.S. Federal Trademark Registration No. 3,017,500 for the design mark ALLEGRO MICROSYSTEMS, INC. also in connection with the respective goods in International Class 009.

3. That Cadence's and Allegro's respective use of the trademark ALLEGRO and Allegro's use of its design mark ALLEGRO MICROSYSTEMS, INC. for their respective goods has occurred simultaneously in many of the same countries without confusion.

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Cadence consents to Allegro's use and registration of the trademark ALLEGRO and the design mark ALLEGRO MICROSYSTEMS, INC. in connection with semiconductors and parts therefor. Cadence will not take any action against Allegro's use and registration of the trademark ALLEGRO or its design mark ALLEGRO MICROSYSTEMS, INC. in connection with semiconductors and parts therefor, as long as Allegro is not in breach of this Agreement and Allegro's use and registration of the trademark ALLEGRO and design mark ALLEGRO MICROSYSTEMS, INC. is limited to such goods.

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2. Allegro consents to Cadence's use and registration of the trademark ALLEGRO in connection with electronic design automation software and related services. Allegro will not take any action against Cadence's use and registration of the trademark ALLEGRO in connection with electronic design automation software and related services, as long as Cadence is not in breach of this Agreement and Cadence does not use the trademark ALLEGRO with semiconductors and parts therefor.

3. Each Party agrees to cooperate with the other Party in connection with efforts of the other Party to secure registration of its ALLEGRO trademark and Allegro's efforts to secure registration of its design mark ALLEGRO MICROSYSTEMS, INC. in various countries and regions as may be reasonably necessary to secure for the other Party the benefits of trademark registration in the respective countries and regions. The Parties agree to provide the other with a letter of consent if the Trademarks Office in a particular country requires the same during a Party's application to register its ALLEGRO trademark or during Allegro's application to register its design mark ALLEGRO MICROSYSTEMS, INC. in connection with the respective goods and the other Party's trademark is cited against registration. The Party requesting consent shall pay the attorneys' fees for the Party giving consent.

4. The terms of this Agreement shall be worldwide in scope and shall be binding on the Parties, their affiliates, related companies, successors and assigns.

5. This Agreement shall be governed by and construed under the laws of the United States and the State of California. The Parties hereby submit to the jurisdiction of, and waive any venue objections against, the United States for the Northern District of California and the Superior and Municipal Courts of the State of California, Santa Clara country, in any action arising out of this Agreement.

6. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement and merges all prior discussions between the Parties.

7. No waiver or modification to this Agreement shall be effective unless it is in writing executed by both Parties.

8. Each Party represents to the other that the person signing this Agreement on its behalf is authorized to do so and to bind his or her respective Party hereto.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

CADENCE DESIGN SYSTEMS, INC.            ALLEGRO MICROSYSTEMS, INC.


Name: /s/ J.J. Cowie                    Name: /s/ Richard T. Kneeland
      -------------------------------         ----------------------------------
Print: J.J. Cowie, CVP & AGC            Print: Richard T. Kneeland
Date: October 9, 2006                   Date: October 3, 2006


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